SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                           Date of Report: May 3, 1997
                        (Date of earliest event reported)




                                   AMNEX, INC.
               (Exact name of Registrant as specified in charter)



   New York                      0-17158                    11-2790221
(State or other            (Commission File No.)        (IRS Employer Identi-
jurisdiction of                                         fication Number)
incorporation)



                    101 Park Avenue, New York, New York 10178
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 867-0166













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Item 5. Other Events.

     As indicated in the Proxy Statement of AMNEX, Inc. (the "Company"), dated May 3, 1997, with regard to an annual meeting of shareholders scheduled to be held on May 14, 1997 (the "Meeting"), the Company is presently contemplating an offering of convertible subordinated debt securities (the "Debt Securities") in the approximate principal amount of $50,000,000 to certain institutional and qualified investors in the United States and certain investors outside the United States (the "Offering"). It is contemplated that, if the Offering is undertaken, the securities offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and neither the Debt Securities nor the underlying common shares of the Company (the "Underlying Shares") may be offered or sold in the United States absent registration under the Securities Act or an exemption from the registration requirements thereof. It is contemplated further that, in connection with the Offering, the Company will agree to file a shelf registration statement under the Securities Act with respect to the Debt Securities and Underlying Shares within a short period of time after completion of the Offering so as to permit the purchasers of the Debt Securities to resell such Debt Securities and the Underlying Shares pursuant to an effective registration statement. Any such resale will only be made by means of a prospectus satisfying the requirements of the Securities Act.

     The exact aggregate principal amount of the Debt Securities, interest rate on the Debt Securities, price and other provisions relating to conversion of the Debt Securities into common shares of the Company ("Common Shares") and the other terms of the Debt Securities and the terms of such registration will be determined in light of market conditions at the time of the Offering. Although the terms of the contemplated Offering have not been fixed, the Company anticipates that the conversion price for the Debt Securities would be between 18% and 22% in excess of market value of a Common Share at the time of issuance of the Debt Securities. Based upon the contemplated size of the Offering, the Company anticipates that the number of Common Shares that would need to be reserved for issuance upon conversion of the Debt Securities would in all likelihood be between 13,000,000 and 15,000,000. One of the proposals being submitted for shareholder approval at the Meeting is an amendment to the Company's Certificate of Incorporation pursuant to which the number of Common Shares authorized for issuance would be increased from 40,000,000 to 70,000,000 (the "Authorized Share Increase"). Shareholder approval of the Authorized Share Increase is a prerequisite for the consummation of the contemplated Offering.

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     The  Company  has no firm  commitment  for the  purchase of any of the Debt
Securities. No assurance can be given that the Company will undertake the Offering or, if the Offering is undertaken, that the Company will consummate the Offering in the amount or on the other terms anticipated or otherwise.

     The proceeds of any such Offering are intended to be used to repurchase certain outstanding convertible promissory notes and preferred shares of the Company ("Preferred Shares"), and prepay certain other outstanding promissory notes of the Company, held by clients of Friedli Corporate Finance AG. The Company intends to use the balance of the proceeds to provide funds for acquisitions and any short-term working capital needs. There are no definitive arrangements in place with respect to acquisitions which would require the use of any such cash proceeds or any of the additional authorized Common Shares.

     The principal amounts and maturity dates of, and conversion prices for, the promissory notes contemplated to be repurchased are as follows: (i) $500,000 due within 90 days of demand, plus accrued interest (approximately $147,500 through April 15, 1997), convertible at a price of $.20 per share into approximately
3,237,500  Common  Shares at April 15, 1997;  and (ii) $325,000 due May 1, 1997,
plus accrued interest (approximately $50,900 through April 15, 1997), convertible at a price of $2.8125 per share into approximately 133,650 Common Shares at April 15, 1997. The series and liquidation values of, and conversion prices for, the Preferred Shares contemplated to be repurchased are as follows:
(i) 72,450 Series B Preferred Shares, valued at $5.00 per Series B Preferred Share, convertible at a price of $.50 per Common Share into 724,500 Common Shares; (ii) 1,413,337 Series D Preferred Shares, valued at $2.50 per Series D Preferred Share, convertible at a price of $2.50 per Common Share into 1,413,337 Common Shares; (iii) 1,035,000 Series E Preferred Shares, valued at $2.8125 per Series E Preferred Share, convertible at a price of $2.8125 per Common Share into 1,035,000 Common Shares; and (iv) 415,250 Series F Preferred Shares, valued at $5.00 per Series F Preferred Share, convertible at a price of $5.00 per Common Share into 415,250 Common Shares. All such Preferred Shares carry voting rights equal to the number of Common Shares into which they are convertible, except that the Series D Preferred Shares have six-for-one voting rights. It is anticipated that the convertible promissory notes, together with accrued interest, and Preferred Shares would be repurchased at a

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purchase price of $3.50 for each Common Share into which such  promissory  notes and Preferred Shares are convertible at the time of repurchase ("Underlying Common Shares") (except that, with respect to the Series F Preferred Shares, the repurchase price would be equal to the face value thereof). Such aggregate repurchase obligation with regard to the approximately 6,540,000 Underlying
Common   Shares  and  415,250   Series  F  Preferred   Shares  would  have  been
approximately $26,600,000 had the repurchase occurred on April 15, 1997, including the payment by the Company to the holders of the Preferred Shares of an amount equal to accrued but unpaid dividends. Any acquired shares would become treasury shares and, accordingly, would not be outstanding shares of the Company.

     The Company is seeking the agreement of the holders of the promissory notes and Preferred Shares to the sale of such securities upon the above terms and subject to the consummation of the contemplated Offering. In connection with such agreement, the Company is seeking to obtain irrevocable proxies from such holders with respect to the voting of any and all Common Shares and Preferred Shares held by them at the Meeting. In addition, in connection with such agreement, it is contemplated that the Company will prepay the principal amounts of, and accrued and unpaid interest on, certain promissory notes in the aggregate outstanding principal amount of $1,400,000 that are currently due on October 4, 1999. No definitive arrangements are in place with respect to the repurchase of the outstanding promissory notes and Preferred Shares, and no assurances can be given that such transaction will occur upon the terms contemplated or otherwise.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AMNEX, INC.


Dated: May 3, 1997                           By: /s/ Kenneth G. Baritz
                                                 ---------------------
                                                 Kenneth G. Baritz
                                                 Chairman of the Board